February 2024

Pricing Supplement No. 905

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 9, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due February 12, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the index closing value of each of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM is at or above 80% of its respective initial index value, which we refer to as the respective coupon threshold level, on the related observation date. However, if the index closing value of any underlying index is less than its coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, starting six months after the original issue date, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any monthly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and the contingent monthly coupons with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 80% of its respective initial index value, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons. If, however, the final index value of any underlying index is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying index will result in few or no contingent coupon payments or a significant loss of your investment, even if one or both of the other underlying indices have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 3-year term, with no possibility of being called out of the securities until after the initial 6-month non-call period. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 37.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”), Dow Jones Industrial AverageSM (the “INDU Index”) and Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”)
Aggregate principal amount:	$522,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 9, 2024
Original issue date:	February 14, 2024 (3 business days after the pricing date)
Maturity date:	February 12, 2027
Contingent monthly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.50% per annum for each interest payment period for each applicable observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final index value of any underlying index is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$980.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$522,000	$1,305	$520,695

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 35.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 16.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this initial 6-month non-call period, if, on any redemption determination date, beginning on August 9, 2024, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Redemption determination dates:

Monthly, beginning August 9, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

Monthly, beginning August 14, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:

With respect to the RTY Index: 1,607.994, which is approximately 80% of its initial index value

With respect to the INDU Index: 30,937.352, which is 80% of its initial index value

With respect to the NDXT Index: 8,348.096, which is 80% of its initial index value

Coupon threshold level:

With respect to the RTY Index: 1,607.994, which is approximately 80% of its initial index value

With respect to the INDU Index: 30,937.352, which is 80% of its initial index value

With respect to the NDXT Index: 8,348.096, which is 80% of its initial index value

Initial index value:

With respect to the RTY Index: 2,009.992, which is its index closing value on the pricing date

With respect to the INDU Index: 38,671.69, which is its index closing value on the pricing date

With respect to the NDXT Index: 10,435.12, which is its index closing value on the pricing date

Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:

Monthly, beginning March 14, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.

CUSIP / ISIN:	61771WA65 / US61771WA659
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
March 11, 2024*	March 14, 2024*
April 9, 2024*	April 12, 2024*
May 9, 2024*	May 14, 2024*
June 10, 2024*	June 13, 2024*
July 9, 2024*	July 12, 2024*
August 9, 2024	August 14, 2024
September 9, 2024	September 12, 2024
October 9, 2024	October 15, 2024
November 11, 2024	November 14, 2024
December 9, 2024	December 12, 2024
January 9, 2025	January 14, 2025
February 10, 2025	February 13, 2025
March 10, 2025	March 13, 2025
April 9, 2025	April 14, 2025
May 9, 2025	May 14, 2025
June 9, 2025	June 12, 2025
July 9, 2025	July 14, 2025
August 11, 2025	August 14, 2025
September 9, 2025	September 12, 2025
October 9, 2025	October 15, 2025
November 10, 2025	November 14, 2025
December 9, 2025	December 12, 2025
January 9, 2026	January 14, 2026
February 9, 2026	February 12, 2026
March 9, 2026	March 12, 2026

February 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
April 9, 2026	April 14, 2026
May 11, 2026	May 14, 2026
June 9, 2026	June 12, 2026
July 9, 2026	July 14, 2026
August 10, 2026	August 13, 2026
September 9, 2026	September 14, 2026
October 9, 2026	October 15, 2026
November 9, 2026	November 13, 2026
December 9, 2026	December 14, 2026
January 11, 2027	January 14, 2027
February 9, 2027 (final observation date)	February 12, 2027 (maturity date)

* The securities are not subject to automatic early redemption until the sixth coupon payment date, which is August 14, 2024.

February 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for prior monthly periods for which a contingent monthly coupon was not paid) but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire 3-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index were to be at or above its respective coupon threshold level on some monthly observation dates, they may not all close at or above their respective coupon threshold levels on other observation dates, in which case you will not receive some contingent monthly coupon payments. In addition, if the securities have not been automatically called prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 3-year term of the securities.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.50% per annum for each interest payment period for each applicable observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

February 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Automatic early redemption (beginning after six months):

If the index closing value of each underlying index is greater than or equal to its initial index value on any monthly redemption determination date, beginning on August 9, 2024 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final index value of any underlying index is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent monthly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

February 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $980.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for prior monthly periods for which a contingent monthly coupon was not paid) but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying index closes at or above its respective coupon threshold level on the monthly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities and the payment at maturity may be less than 80% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon threshold level on some monthly observation dates, but one or more underlying indices close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon (plus any unpaid contingent monthly coupons from any prior monthly periods), corresponding to a return of 10.50% per annum, for the monthly periods for which each index closing value is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which any index closing value is below the respective coupon threshold level on the related observation date.

Starting after six months, when each underlying index closes at or above its respective initial index value on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date(s) for which a contingent monthly coupon was not paid.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying index closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlying indices close below the respective coupon threshold level(s) on the others, and each underlying index closes below its respective initial index value on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon (plus any unpaid contingent monthly coupons from prior monthly periods), corresponding to a return of 10.50% per annum, for the monthly periods for which each index closing value is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which any index closing value is below the respective coupon threshold level on the related observation date.

On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

February 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above its respective coupon threshold level on some monthly observation dates, but one or more underlying indices close below the respective coupon threshold level(s) on the others, and each underlying index closes below its respective initial index value on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon (plus any unpaid contingent monthly coupons from prior monthly periods), corresponding to a return of 10.50% per annum, for the monthly periods for which each index closing value is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which any index closing value is below the respective coupon threshold level on the related observation date.

On the final observation date, one or more underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario. Additionally, investors will not receive payment of any previously unpaid contingent monthly coupons from the prior observation dates.

February 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each monthly observation date, (2) the index closing values on each monthly redemption determination date (starting after six months) and (3) the final index values. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting After Six Months)

February 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

February 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the index closing value of each underlying index on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. The actual initial index value, coupon threshold level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.50% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent monthly coupon rate of 10.50% per annum (corresponding to approximately $8.75 per month per security*).

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level.

Automatic Early Redemption (starting after six months):

If the index closing value of each underlying index is greater than or equal to its respective initial index value on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final index value of any underlying index is less than its respective downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 1,200 With respect to the INDU Index: 30,000 With respect to the NDXT Index: 10,000
Hypothetical Coupon Threshold Level:

With respect to the RTY Index: 960, which is 80% of the hypothetical initial index value for such index

With respect to the INDU Index: 24,000, which is 80% of the hypothetical initial index value for such index

With respect to the NDXT Index: 8,000, which is 80% of the hypothetical initial index value for such index

Hypothetical Downside	With respect to the RTY Index: 960, which is 80% of the hypothetical initial index value for

February 2024 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Threshold Level:

such index

With respect to the INDU Index: 24,000, which is 80% of the hypothetical initial index value for such index

With respect to the NDXT Index: 8,000, which is 80% of the hypothetical initial index value for such index

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $8.75 is used in these examples for ease of analysis.

February 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Index Closing Value			Contingent Monthly Coupon
	RTY Index	INDU Index	NDXT Index
Hypothetical Observation Date 1	1,750 (at or above the coupon threshold level)	28,000 (at or above the coupon threshold level)	10,500 (at or above the coupon threshold level)	$8.75
Hypothetical Observation Date 2	800 (below the coupon threshold level)	26,000 (at or above the coupon threshold level)	8,500 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	1,400 (at or above the coupon threshold level)	15,000 (below the coupon threshold level)	6,500 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	1,000 (at or above the coupon threshold level)	28,000 (at or above the coupon threshold level)	8,500 (at or above the coupon threshold level)	$8.75 + $8.75 + $8.75 = $26.25
Hypothetical Observation Date 5	700 (below the coupon threshold level)	17,000 (below the coupon threshold level)	5,000 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying index closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $8.75 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying index closes at or above its respective coupon threshold level, but one or both of the other underlying indices close below the respective coupon threshold levels. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes at or above its respective coupon threshold level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying index closes below its respective coupon threshold level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level. You will not receive payment for any unpaid contingent monthly coupons if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

February 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the index closing value of each underlying index is greater than or equal to its initial index value on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Index Value		Payment at Maturity
	RTY Index	INDU Index	NDXT Index
Example 1:	540 (below the downside threshold level)	16,000 (below the downside threshold level)	9,500 (at or above the downside threshold level)	$1,000 × index performance factor of the worst performing underlying index = $1,000 × (540 / 1,200) = $450
Example 2:	1,200 (at or above the downside threshold level)	25,000 (at or above the downside threshold level)	4,000 (below the downside threshold level)	$1,000 × (4,000 / 10,000) = $400
Example 3:	540 (below the downside threshold level)	15,000 (below the downside threshold level)	3,000 (below the downside threshold level)	$1,000 × (3,000 / 10,000) = $300
Example 4:	360 (below the threshold level)	12,000 (below the threshold level)	4,000 (below the downside threshold level)	$1,000 × (360 / 1,200) = $300
Example 5:	1,300 (at or above the downside threshold level and the coupon threshold level)	32,000 (at or above the downside threshold level and the coupon threshold level)	12,000 (at or above the downside threshold level and the coupon threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to the prior observation dates.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final index value(s) of one or two of the underlying indices are at or above the respective downside threshold level(s), but the final index value(s) of one or both of the other underlying indices are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Moreover, investors do not receive any contingent monthly coupon for the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

Similarly, in examples 3 and 4, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In example 3, the RTY Index has declined 55% from its initial index value to its final index value, the INDU Index has declined 50% from its initial index value to its final index value and the NDXT Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the NDXT Index, which is the worst performing underlying index in this example. In example 4, the RTY Index has declined 70% from its initial index value to its final index value, the INDU Index has declined 60% from its initial index value to its final index value and the NDXT Index has declined 60% from its initial index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the RTY Index, which is the worst performing underlying index in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

In example 5, the final index value of each underlying index is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly

February 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates. However, investors do not participate in any appreciation of the underlying indices.

If the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $800 per security and could be zero.

February 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final index value of any underlying index is less than its downside threshold level of 80% of its initial index value, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 80% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If the index closing value of any underlying index is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level. Therefore, you will not receive payment for such unpaid contingent monthly coupon if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of each underlying index on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the index closing value of each underlying index on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying index on monthly observation dates, if the index closing value of any underlying index on any observation date is below the coupon threshold level for such index, you will not receive the contingent monthly coupon for the related interest period, or any previously unpaid contingent monthly coupons, even if the level of such underlying index was at or above its respective coupon threshold level on other days during that interest period, and even if the index closing value(s) of one or both of the other underlying indices are at or above the respective coupon threshold level(s).

￭Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying index is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing

February 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon threshold level, downside threshold level and initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

owhether the index closing value of any underlying index has been below its respective coupon threshold level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying index has closed near or below its coupon barrier level or downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the respective coupon threshold level for such index on each observation date so that you will receive no return on your investment, and any or all of the underlying indices may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 20% or all of your initial investment in the securities. There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Russell 2000® Index Overview,” “Dow Jones Industrial AverageSM Overview” and “Nasdaq-100® Technology Sector IndexSM Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all

February 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

February 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlying indices) and (iii) the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, coupon threshold level and downside threshold level for each underlying index, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent monthly coupons, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

February 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent monthly coupons, each underlying index must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if one or both of the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 80% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

February 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon threshold level on any observation date, and below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent monthly coupons, or any previously unpaid coupons, and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its initial index value on a monthly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying index.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the relevant initial index value, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on February 9, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 12/27/2023):	2,066.214
Current Index Value:	2,009.992	52 Week Low (on 10/27/2023):	1,636.938
52 Weeks Ago:	1,915.339

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through February 9, 2024. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the RTY Index for each quarter for the period from January 1, 2019 through February 9, 2024. The index closing value of the RTY Index on February 9, 2024 was 2,009.992. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Index Closing Values January 1, 2019 to February 9, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 80% of the initial index value.

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter (through February 9, 2024)	2,012.795	1,913.166	2,009.992

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on February 9, 2024:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 2/8/2024):	38,726.33
Current Index Value:	38,671.69	52 Week Low (on 3/13/2023):	31,819.14
52 Weeks Ago:	33,699.88

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2019 through February 9, 2024. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the INDU Index for each quarter for the period from January 1, 2019 through February 9, 2024. The index closing value of the INDU Index on February 9, 2024 was 38,671.69. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Index Closing Values January 1, 2019 to February 9, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 80% of the initial index value.

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter	37,710.10	32,417.59	37,689.54
2024
First Quarter (through February 9, 2024)	38,726.33	37,266.67	38,671.69

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on February 9, 2024:

Bloomberg Ticker Symbol:	NDXT	52 Week High (on 2/9/2024):	10,435.12
Current Index Value:	10,435.12	52 Week Low (on 3/10/2023):	6,432.29
52 Weeks Ago:	6,763.83

The following graph sets forth the daily index closing values of the NDXT Index for the period from January 1, 2019 through February 9, 2024. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the NDXT Index for each quarter for the period from January 1, 2019 through February 9, 2024. The index closing value of the NDXT Index on February 9, 2024 was 10,435.12. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDXT Index has at times experienced periods of high volatility, and you should not take the historical values of the NDXT Index as an indication of its future performance.

NDXT Index Daily Index Closing Values January 1, 2019 to February 9, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 80% of the initial index value.

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	4,606.49	3,547.57	4,493.19
Second Quarter	4,880.48	4,170.02	4,660.72
Third Quarter	5,026.65	4,469.97	4,771.68
Fourth Quarter	5,492.35	4,642.53	5,457.73
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter (through February 9, 2024)	10,435.12	9,098.91	10,435.12

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the INDU Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the NDXT Index, Nasdaq OMX Group, Inc., or any successor thereof.

Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to each of the INDU Index and the NDXT Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index or the NDXT Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee,

on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2024 Page 30

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the

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Contingent Income Auto-Callable Securities due February 12, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities

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Principal at Risk Securities

every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain

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Principal at Risk Securities

financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, could increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlying indices) and (iii) the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2023, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2023.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding

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Principal at Risk Securities

(TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

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Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

---

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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